Exhibit 4.3

SUPPLEMENTAL INDENTURE

Dated as of

August 2, 2010

relating to the:

INDENTURE

Dated as of June 11, 2003

Among

ESTERLINE TECHNOLOGIES CORPORATION,

as Issuer,

THE SUBSIDIARY GUARANTORS,

as Guarantors,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as successor trustee,

as Trustee

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 2, 2010 among Esterline Technologies Corporation, a Delaware corporation (the “Company”), the Subsidiary Guarantors party hereto, and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”) for the Company’s 7.75% Senior Subordinated Notes due 2013 (the “Notes”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture (the “Indenture”), dated as of June 11, 2003, providing for the issuance of the Notes;

WHEREAS, the Company has offered to purchase any and all of the Notes (the “Offer”) and has solicited consents to certain amendments to the Indenture pursuant to the Company’s Offer to Purchase and Consent Solicitation Statement dated July 19, 2010;

WHEREAS, Section 9.02 of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, and upon the request of the Company and the Subsidiary Guarantors, when authorized by a Board Resolution, the Trustee may amend or supplement the Indenture;

WHEREAS, in accordance with Section 9.02 of the Indenture, the Company has obtained the written consent to the proposed amendments to the Indenture from the Holders of at least a majority in aggregate principal amount of the Notes;

WHEREAS, the Company is authorized to enter into this Supplemental Indenture by a Board Resolution, and the Trustee has received an Opinion of Counsel and an Officers’ Certificate as required under the Indenture; and

Whereas, all actions necessary to make the Indenture, as supplemented by this Supplemental Indenture, the legal, valid and binding obligation of the Company, have been done.

NOW, THEREFORE, for and in consideration of the foregoing premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

A G R E E M E N T S

SECTION 1.01. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

SECTION 2.01. Amendments to Indenture and Notes. At such time as the Company delivers written notice to the Trustee [and The Depository Trust Company, in its capacity as the depositary for the Notes] with respect to the Offer, that Notes representing at least a majority in aggregate principal amount of the Notes have been validly tendered and not validly withdrawn pursuant to the Offer and accepted for purchase:

(a) The following Sections of the Indenture, and any corresponding provisions in the Notes, shall be deleted in their entirety and replaced with “Intentionally Omitted,” and all references made thereto throughout the Indenture and the Notes shall be deleted in their entirety:

Existing Section or Subsection Number	Caption

SECTION 4.04	Maintenance of Office or Agency

SECTION 4.05	Corporate Existence

SECTION 4.06	Waiver of Stay, Extension or Usury Laws

SECTION 4.07	Payment of Taxes and Other Claims

SECTION 4.08	Business Activities

SECTION 4.09	Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock

SECTION 4.10	Limitation on Restricted Payments

SECTION 4.12	Limitation on Liens Securing Indebtedness

SECTION 4.13	Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

SECTION 4.14	Limitation on Transactions with Affiliates

SECTION 4.15	Limitation on Future Senior Subordinated Indebtedness

SECTION 4.17	Designation of Restricted and Unrestricted Subsidiaries

SECTION 4.18	Limitation on Issuances and Sales of Equity Interests in Restricted Subsidiaries

SECTION 4.19	Payments for Consent

SECTION 4.20	Limitations on Issuances of Guarantees by Restricted Subsidiaries; Merge, Consolidation and Sale of Assets by Subsidiary Guarantors; Release of Subsidiary Guarantees.

SECTION 4.21	Sale and Leaseback Transactions

SECTION 4.22	Additional Subsidiary Guarantees

SECTION 5.01	Merger Consolidation or Sale of Assets

(b) Section 4.03 of the Indenture shall be amended by deleting the text in its entirety and replacing it with the following text:

SECTION 4.03. Compliance Certificate.

The Company shall deliver to the Trustee not less often than annually an Officers’ Certificate stating that as to each such Officer’s knowledge the Company has complied with all conditions and covenants under this Indenture.

(c) Subclauses (3), (4), and (5) of Section 6.01 of the Indenture, and any corresponding provisions in the Notes, shall be deleted in their entirety and replaced with “Intentionally Omitted,” and all references made thereto throughout the Indenture and the Notes shall be deleted in their entirety.

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(d) All references made to a provision in the Indenture or the Notes deleted pursuant to the amendments set forth in Subsections (a) through (c) of this Section 2.01 shall be deleted in their entirety from the Indenture and the Notes, and any definitions used exclusively in the provisions of the Indenture deleted pursuant to the amendments set forth in Subsections (a) through (h) of this Section 2.01 shall be deleted in their entirety from the Indenture. The applicable provisions of the Notes shall be deemed amended to reflect the amendments to the corresponding provisions of the Indenture that are amended pursuant to Subsections (a) through (c) hereof.

SECTION 3.01. The Indenture Ratified. Except as hereby otherwise expressly provided, the Indenture is in all respects ratified and confirmed, and all the terms, provisions, and conditions thereof shall be and remain in full force and effect.

SECTION 4.01. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 5.01. This Supplemental Indenture is a Supplement to the Indenture. This Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture.

SECTION 6.01. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.01. References to This Supplemental Indenture. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Supplemental Indenture may refer to the Indenture without making specific reference to this Supplemental Indenture, but nevertheless all such references shall include this Supplemental Indenture unless the context otherwise requires.

SECTION 8.01. Effect of this Supplemental Indenture. The Indenture shall be deemed to be modified as herein provided, but except as modified hereby, the Indenture shall continue in full force and effect. The Indenture as modified hereby shall be read, taken, and construed as one and the same instrument.

SECTION 9.01. Severability. In the event that any provisions of this Supplemental Indenture shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.01. Trust Indenture Act. If any provisions hereof limit, qualify, or conflict with any provisions of the TIA required under the TIA to be a part of and govern this Supplemental Indenture, the provisions of the TIA shall control. If any provision hereof modifies or excludes any provision of the TIA that pursuant to the TIA may be so modified or excluded, the provisions of the TIA as so modified or excluded hereby shall apply.

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SECTION 11.01. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

SECTION 12.01. Effectiveness. This Supplemental Indenture shall become effective upon execution by the Company, the Subsidiary Guarantors party hereto, and the Trustee.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

ISSUER

ESTERLINE TECHNOLOGIES CORPORATION

By:	/S/ ROBERT D. GEORGE
Robert D. George
Vice President, Chief Financial Officer,
Secretary and Treasurer

GUARANTORS

ADVANCED INPUT DEVICES, INC.,
ANGUS ELECTRONICS CO.,
ARMTEC COUNTERMEASURES CO.,
ARMTEC COUNTERMEASURES TNO CO.,
ARMTEC DEFENSE PRODUCTS CO.,
AVISTA, INCORPORATED,
BVR TECHNOLOGIES CO.,
CMC DATACOM INC.,
CMC ELECTRONICS ACTION INC.,
CMC ELECTRONICS AURORA INCORPORATED,
EA TECHNOLOGIES CORPORATION,
ESTERLINE US LLC,
ESTERLINE INTERNATIONAL COMPANY,
ESTERLINE SENSORS SERVICES AMERICAS, INC.,
HAUSER, INC.,
HYTEK FINISHES CO.,
JANCO CORPORATION,
KIRKHILL-TA CO.,
KORRY ELECTRONICS CO.,
LEACH HOLDING CORPORATION,
LEACH INTERNATIONAL CORPORATION,
LEACH TECHNOLOGY GROUP, INC.,
MASON ELECTRIC CO.,
MC TECH CO.,
MEMTRON TECHNOLOGIES CO.,
NMC GROUP, INC.,
NORWICH AERO PRODUCTS, INC.,

Signature Page to Supplemental Indenture

PALOMAR PRODUCTS, INC., PRESSURE SYSTEMS, INC., RACAL ACOUSTICS, INC., UMM ELECTRONICS INC.

By:	/S/ ROBERT D. GEORGE
	Name:	Robert D. George
	Title:	Secretary and Treasurer

ESTERLINE TECHNOLOGIES HOLDINGS LIMITED

By:	/S/ ROBERT D. GEORGE
	Name:	Robert D. George
	Title:	Director

ESTERLINE TECHNOLOGIES LIMITED

By:	/S/ ROBERT D. GEORGE
	Name:	Robert D. George
	Title:	Director

LEACH INTERNATIONAL MEXICO, S DE R.L. DE C.V.

By:	/S/ ROBERT D. GEORGE
	Name:	Robert D. George
	Title:	First Vice President, Secretary and Treasurer

Signature Page to Supplemental Indenture

TRUSTEE

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/S/ RAYMOND TORRES
	Name:	Raymond Torres
	Title:	Senior Associate

Signature Page to Supplemental Indenture